                                                                    EXHIBIT 99.2

      The Instructions accompanying the Letter of Transmittal should be read carefully before the Letter of Transmittal is completed. If Certificates are registered in different names, a separate Letter of Transmittal must be submitted for each different registered owner. See Instruction 3.

                PLEASE READ CAREFULLY THE FOLLOWING INSTRUCTIONS

Ladies and Gentlemen:

   The merger (the "MERGER") of InteliData Technologies Corporation ("INTELIDATA"), a Delaware corporation, with and into Wizard Acquisition Corporation ("SUB"), a Delaware corporation and a wholly owned subsidiary of Corillian Corporation, an Oregon corporation ("CORILLIAN"), pursuant to an Agreement and Plan of Merger dated as of March 31, 2005 (the "Merger Agreement"), by and among Corillian, InteliData and Sub was completed on or about [_________], 2005. Upon completion of the Merger, each share of InteliData common stock was converted into the right to receive consideration, in the form of Corillian common stock and a cash payment (including a cash payment for any fractional shares), as described in the proxy statement sent to you on or about [_______], 2005 (the "MERGER CONSIDERATION"). You must complete, date, sign and return the accompanying Letter of Transmittal to Mellon Investor Services (the "EXCHANGE AGENT") at the address listed, along with your stock certificates representing shares of InteliData common stock (the "CERTIFICATES"), to receive payment for your shares of InteliData common stock. If the Certificates have been lost or stolen, please complete the "Affidavit of Lost, Missing or Destroyed Certificate(s) and Agreement of Indemnity." See Instruction 9. In case of any inconsistency between this Letter of Transmittal and the Merger Agreement (including the schedules and exhibits thereto), the Merger Agreement shall control.

   By executing the Letter of Transmittal, you acknowledge, approve and agree as follows:

   1. You represent and warrant that you have good and marketable title to that number of shares of InteliData common stock as set forth under "Description of Certificates Surrendered," free and clear of all encumbrances. Except as set forth in the preceding sentence, you have no interest in, or right of any kind to, any securities of InteliData, including, without limitation, any options, warrants, convertible securities or other securities, calls, commitments, conversion privileges, preemptive rights, rights of first refusal, rights of first offer or other rights or agreements outstanding to purchase or otherwise acquire (whether directly or indirectly) any shares of InteliData common stock or any securities convertible into or exchangeable for any shares of InteliData common stock or obligating InteliData to grant, issue, extend or enter into any such option, warrant, convertible security or other security, call, commitment, conversion privilege, preemptive right, right of first refusal, right of first offer or other right or agreement.

   2. You understand that delivery shall be effected, and risk of loss and title to the Certificate shall not pass until receipt by the Exchange Agent of the Letter of Transmittal, duly completed and signed, together with all accompanying evidences of authority in form reasonably satisfactory to the Exchange Agent (which may delegate power in whole or in part to the Exchange Agent) and the Certificates relating thereto. All questions as to validity, form and eligibility of any surrender of Certificates hereunder will be determined by the Exchange Agent; provided, that the Exchange Agent's approval of the validity, form and eligibility of such Certificates may not be unreasonably withheld.

   3. You understand that payment for the surrendered Certificates will be made upon receipt by the Exchange Agent of a properly completed Letter of Transmittal and the surrender of Certificates. You further understand that any such payment will be reduced by any and all amounts necessary to satisfy federal, state, and local withholding tax requirements and to comply with any other applicable laws.

   4. By executing the Letter of Transmittal, you hereby request that the Exchange Agent issue and deliver a certificate and a check evidencing the portion of the Merger Consideration to which you are entitled, in payment for the Certificates surrendered pursuant to the Letter of Transmittal, to you at the address on your account unless otherwise indicated under Special Issuance and Payment Instructions or Special Delivery Instructions.

                                  INSTRUCTIONS

   1. DELIVERY OF LETTER OF TRANSMITTAL AND CERTIFICATES. The Letter of Transmittal, fully completed and signed, must be used in connection with a delivery and surrender of Certificates. A Letter of Transmittal and the Certificates must be received by the Exchange Agent, in satisfactory form, in order to make an effective surrender, and neither shall delivery be effective nor shall the risk of loss and title to the Certificates pass until such Letter of Transmittal and the Certificates are received by the Exchange Agent in satisfactory form. The method of delivery of Certificates and the Letter of Transmittal, whether by mail, air carrier or other method is at the election and risk of the holders of the Certificates. If such delivery is by mail, registered mail with return receipt requested, property insured, is recommended. Surrender may be made by mail or hand delivery to Mellon Investor Services, as Exchange Agent, at the address shown on the front page of this Letter of Transmittal. If you require additional information, please contact Mellon Investor Services at the contact information listed on the back page of the Letter of Transmittal.

   2. GUARANTEE OF SIGNATURE. If the registered holder of a Certificate completes the Special Issuance and Payment Instructions or Special Delivery Instructions, the signature on the Letter of Transmittal must be guaranteed by a financial institution that is a member of the Stock Transfer Association's approved medallion program (such as STAMP, SEMP, or MSP) (or an acceptable alternative thereto for non-U.S. residents), unless surrendered on behalf of such institution.

   If a Certificate is registered in a name other than that of the person surrendering the Certificate, such Certificate must by duly endorsed or accompanied by a properly executed stock power, with the endorsement or signature on the stock power and on this Letter of Transmittal guaranteed by a financial institution that is a member of the Stock Transfer Association's approved medallion program, unless surrendered on behalf of such institution.

   3. SIGNATURES ON LETTER OF TRANSMITTAL, STOCK POWERS AND ENDORSEMENTS. If the Letter of Transmittal is signed by the registered holder(s) of the Certificates, the signature(s) on the Letter of Transmittal must be exactly the same as the name(s) appear(s) on the face of the Certificates, without alteration or enlargement or any change whatsoever.

   In case of endorsements or signatures by attorneys, executors, administrators, trustees, guardians, agents or others acting in a fiduciary or representative capacity, the Certificates must be accompanied by evidence satisfactory to the Exchange Agent of the authority of the person to make the endorsement or to sign, together with all supporting documents necessary to validate the surrender.

   If Certificates are surrendered by two or more joint holders or owners, all such persons must sign.

   If Certificates are registered in different names, it will be necessary to fill in, sign and submit as many separate Letters of Transmittal as there are different registrations of Certificates surrendered.

   4. STOCK TRANSFER TAXES. The Exchange Agent will pay or cause to be paid any stock transfer taxes applicable with respect to the Merger. If, however, payment of the merger consideration for the shares of InteliData common stock is to be made to any person(s) other than the registered holder(s), or if surrendered Certificates are registered in the name of any person(s) other than the person(s) signing the Letter of Transmittal, the amount of all stock transfer taxes (whether imposed on the registered owner or such person(s) payable on account of the transfer to such person(s)) will be deducted from the merger consideration unless satisfactory evidence of the payment of such taxes or exemption therefrom it submitted by or on behalf of the person to whom the Letter of Transmittal directs payment of the merger consideration. Except as provided in this Instruction 4, it will not necessary for transfer stamp tax to be affixed to the Certificates listed on this Letter of Transmittal.

   5. VALIDITY OF SURRENDER, IRREGULARITIES. All questions as to validity, form and eligibility of any surrender of Certificates will be determined by the Exchange Agent; provided, that the Exchange Agent's approval of the validity, form and eligibility of such Certificates may not be unreasonably withheld. The Exchange Agent reserves the right to waive any irregularities or defects in the surrender of any Certificates. A surrender will not be deemed to have been made until all irregularities have been cured or waived by the Exchange Agent, which waiver will not be unreasonably withheld by the Exchange Agent. No interest will be paid on amounts due for Certificates.

   6. SPECIAL PAYMENT AND DELIVERY INSTRUCTIONS. Indicate the name and address to which payment for the Certificates is to be sent if different from the name or address of the person(s) signing the Letter of Transmittal.

   7. ADDITIONAL COPIES. Additional copies of the Letter of Transmittal may be obtained by contacting the Exchange Agent at the address shown on the back page of the Letter of Transmittal.

   8. INADEQUATE SPACE. If the space provided on the Letter of Transmittal is inadequate, the Certificate numbers and numbers of Shares should be listed on a separate signed schedule affixed hereto.

   9. LETTER OF TRANSMITTAL REQUIRED; SURRENDER OF CERTIFICATES; LOST CERTIFICATES. Holders of Certificates will not receive the cash payment for their Certificates unless and until the Letter of Transmittal, duly completed and signed, is delivered to the Exchange Agent, together with the Certificates and any required accompanying evidence of authority in form approved by Exchange Agent, which approval will not be unreasonably withheld. If the Certificates have been lost or destroyed, please complete the "Affidavit of Lost, Missing or Destroyed Certificate(s) and Agreement of Indemnity" that accompanies the Letter of Transmittal. You must also pay the surety premium and service fee as instructed following the "Affidavit of Lost, Missing or Destroyed Certificate(s) and Agreement of Indemnity." If the share value exceeds $500,000, or if the shareholder is foreign or deceased, do not complete the "Affidavit of Lost, Missing or Destroyed Certificate(s) and Agreement of Indemnity," as it will be considered invalid. Complete only the Letter of Transmittal and contact Mellon Investor Services regarding the lost certificate(s).

   10. SUBSTITUTE FORM W-9 OR IRS FORM W-8. Each holder of Certificates and, if applicable, each other payee is required to provide the Exchange Agent with a correct taxpayer identification number ("TIN") on Substitute Form W-9, which is included in the Letter of Transmittal, and to certify, among other things, whether such holder or payee is subject to backup withholding. Accordingly, a Substitute Form W-9 must be completed and returned. Certain foreign persons must provide the Exchange Agent with a completed IRS Form W-8BEN (or such other Form W-8, as applicable) signed under penalties of perjury, attesting to, among other things, their foreign status. An appropriate Form W-8 can be obtained from the Exchange Agent upon request.

   Failure to provide the Substitute Form W-9 or an appropriate IRS Form W-8, as applicable, may subject such holder or payee to backup withholding at a rate of 28% (or such other rate specified by the Internal Revenue Code of 1986, as amended) on the payments made to the holder or other payee with respect to Certificates surrendered. If the Exchange Agent is not provided with the correct TIN, such holder or payee may be subject to a monetary penalty imposed by the Internal Revenue Service. In addition, payments that are made to such holder or payee pursuant to the Merger may be subject to backup withholding. Failure to comply truthfully with the backup withholding requirements also may result in the imposition of criminal and/or civil fines and penalties.

   If backup withholding applies, the Exchange Agent is required to withhold 28% (or such other rate specified by the Internal Revenue Code of 1986, as amended) of any payments made to the holder or other payee. Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

PURPOSE OF SUBSTITUTE FORM W-9 AND IRS FORM W-8

   To prevent backup withholding on payments that are made to a holder or other payee pursuant to the Merger, the holder or other payee is required to provide the Exchange Agent with (i) his or her correct TIN by completing the Substitute Form W-9 certifying that the TIN provided on the Substitute Form W-9 is correct (or that the holder is waiting for a TIN) and that the holder or payee is not subject to backup withholding for reasons stated therein or (ii) an appropriate Form W-8 signed under penalties of perjury, attesting to, among other things, its foreign status.

WHAT NUMBER TO GIVE THE EXCHANGE AGENT

   The holder of Certificates is required to give the Exchange Agent the social security number or employer identification number of the record owner of the Certificates.

            INTELIDATA TECHNOLOGIES CORPORATION LETTER OF TRANSMITTAL

THE MERGER (THE "MERGER") OF INTELIDATA TECHNOLOGIES CORPORATION ("INTELIDATA"), A DELAWARE CORPORATION, WITH AND INTO WIZARD ACQUISITION CORPORATION ("SUB"), A DELAWARE CORPORATION AND A WHOLLY OWNED SUBSIDIARY OF CORILLIAN CORPORATION, AN OREGON CORPORATION ("CORILLIAN"), PURSUANT TO AN AGREEMENT AND PLAN OF MERGER DATED AS OF MARCH 31, 2005 (THE "MERGER AGREEMENT"), BY AND AMONG CORILLIAN, INTELIDATA AND SUB WAS COMPLETED ON OR ABOUT [___________], 2005. THIS TRANSMITTAL FORM MUST ACCOMPANY YOUR CERTIFICATES REPRESENTING SHARES OF INTELIDATA STOCK IN ORDER TO EXCHANGE THOSE SHARES FOR CASH AND NEW CORILLIAN STOCK IN CONNECTION WITH THE MERGER. SEE INSTRUCTIONS BOTH ON THE REVERSE SIDE AND ENCLOSED.

I/we the undersigned, surrender to you for exchange the share(s) identified below. I/we certify that I/we have complied with all requirements as stated in the instructions on the reverse side, was/were the registered holder(s) of the shares of InteliData stock represented by the enclosed certificates on the effective date of the Merger, have full authority to surrender these certificate(s), and give the instructions in this Transmittal Form and warrant that the shares represented by these certificates are free and clear of all liens, restrictions, adverse claims and encumbrances.

PLEASE COMPLETE THE BACK IF YOU WOULD LIKE TO TRANSFER OWNERSHIP OR REQUEST SPECIAL MAILING.




--------------------------------------------------------------------------------
(1) SIGNATURE: This form MUST be signed by the registered holder(s) exactly as their name(s) appears above or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.


--------------------------------------------------------------------------------
Signature of Shareholder             Date                    Daytime Telephone #


--------------------------------------------------------------------------------
Signature of Shareholder             Date                    Daytime Telephone #
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
(2)                           SUBSTITUTE FORM W-9
--------------------------------------------------------------------------------
PLEASE CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER BY SIGNING BELOW.




--------------------------------------------------------------------------------
If the Taxpayer ID Number printed above is INCORRECT OR if the space is BLANK write in the CORRECT number here.
                                     -----------------------------------------


--------------------------------------------------------------------------------
Under penalties of perjury. I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), AND

2. I am not subject to backup withholding because: (A) I am exempt from backup withholding, or (B) I have not been notified by the Internal Revenue Service
(IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (C) the IRS has notified me that I am no longer subject to backup withholding, AND

3. I am a U.S. person (including a U.S. resident alien).

CERTIFICATION INSTRUCTIONS. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

--------------------------------------------------------------------------------
Signature:                                                       Date:
--------------------------------------------------------------------------------

(3)                  Certificate No(s).                         Number of Shares
List only
certificate(s)
SURRENDERING
here.


                     TOTAL CERTIFICATED SHARES

--------------------------------------------------------------------------------

(4)  CERTIFICATED SHARES PRESENTED
                                   ---------------------------------------------

--------------------------------------------------------------------------------

If you cannot produce some or all of your INTELIDATA stock certificate(s), you must obtain a lost instrument open penalty surety bond. To do so through Mellon, complete the section below. (Alternatively, you may obtain such a bond through an intermediary of your choice, as long as the insurance company that issues the bond is rated A+XV or better by A.M. Best & Company). Please print clearly.

(5) AFFIDAVIT OF LOST, MISSING OR DESTROYED CERTIFICATE(S) AND AGREEMENT OF
                                   INDEMNITY

    THIS AFFIDAVIT IS INVALID IF NOT SIGNED BELOW AND A CHECK IS NOT INCLUDED

--------------------------------------------------------------------------------

TOTAL SHARES LOST (POINTING FINGER GRAPHIC)
-------------------------------------------

PLEASE FILL IN CERTIFICATE NO(S). IF KNOWN                      NUMBER OF SHARES
-------------------------------------------                     ----------------
-------------------------------------------                     ----------------

-------------------------------------------                     ----------------

-------------------------------------------                     ----------------


                       ATTACH SEPARATE SCHEDULE IF NEEDED

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      TAXPAYER ID OR SOCIAL SECURITY NUMBER



--------------------------------------------------------------------------------

By signing this form I/We swear, depose and state that: I/We am/are the lawful owner(s) of the certificate(s) hereinafter referred to as the "securities" described in the enclosed Letter of Transmittal. The securities have not been endorsed, pledged, cashed, negotiated, transferred, assigned, or otherwise disposed of. I/We have made a diligent search for the securities and have been unable to find it or them and make this Affidavit for the purpose of inducing the sale, exchange, redemption, or cancellation of the securities, as outlined in the Letter of Transmittal, without the surrender of the original(s), and also to request and induce Federal Insurance Company to provide suretyship for me to cover the missing securities under its Blanket Bond # 8302-00-67. I/We hereby agree to surrender the securities for cancellation should I/We, at any time, find the securities.

I/We hereby agree for myself/ourselves, my/our heirs, successors, assigns and personal representatives, in consideration of the proceeds of the sale, exchange, redemption or cancellation of the securities, and the aforementioned suretyship, to indemnify, protect and hold harmless Federal Insurance Company (the Surety), Mellon Investor Services LLC, CORILLIAN CORPORATION, INTELIDATA TECHNOLOGIES CORPORATION, AND ALL THEIR SUBSIDIARIES AND ANY OTHER PARTY TO THE TRANSACTION, from and against any and all loss, costs, and damages including court costs and attorney's fees, which they may be subject to or liable for in respect to the sale, exchange, redemption, or cancellation of the securities without requiring surrender of the original securities. The rights accruing to the parties under the preceding sentence shall not be limited or abridged by their negligence, inadvertence, accident, oversight, breach or failure to inquire into, contest, or litigate any claim, whenever such negligence, inadvertence, accident, oversight, breach or failure may occur or may have occurred, I/We agree that this Affidavit and Indemnity Agreement is to become part of Blanket Bond # 8302-00-67 underwritten by Federal Insurance Company.

Any person who, knowingly and with intent to defraud any insurance company or other person, files an application or statement of claim, containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and shall also be subject to civil penalties as prescribed by law.

X Signed by Affiant (stockholder)
___________________________on this (date)_______________________________________
(Deponent) (Indemnitore) (Heirs Individually)     Month         Day         Year

Social Security #______________Date__________Notary Public______________________

                 LOST SECURITIES PREMIUM/SERVICE FEE CALCULATION

    If the share value is under $1,000, there is a $50.00 Service Fee only.

1. Enter the number of shares that are lost:____________ x (Cash Rate) $XX.XX = $_______ Share Value*

*IF THE SHARE VALUE EXCEEDS $500,000, OR IF THE SHAREHOLDER IS FOREIGN OR DECEASED, DO NOT COMPLETE THIS AFFIDAVIT, AS IT WILL BE CONSIDERED INVALID. COMPLETE ONLY THE TRANSMITTAL FORM AND CONTACT MELLON INVESTOR SERVICES REGARDING THE LOST CERTIFICATE(S).

2. Please Enter Share Value $_____________________________ (Share Value) x (3%) or .03 =            $________________ Surety Premium

Multiply by 3% (.03) for Surety Premium.

3. Add $50.00 for service fee ..............................................................        $________________ Service Fee

Total Amount Due (Add Lines 2 & 3) .........................................................        $________________ Total Fee

Please make all checks payable to: MELLON INVESTOR SERVICES, 85 Challenger RD, Ridgefield Park, NJ 07660. ANY CHECKS OVER $250.00 MUST BE IN THE FORM OF A CERTIFIED CHECK, CASHIER'S CHECK OR MONEY ORDER.

-----------------------------------------------------------------------------------------------------------------------------
                                                             (6)
                                                SPECIAL TRANSFER INSTRUCTIONS
If you want your cash, CORILLIAN stock and any payment                          SIGNATURE GUARANTEE MEDALLION
representing fractional shares to be issued in ANOTHER NAME, fill in this section with the information for the new account name.

---------------------------------------------------------------  ------------------------------------------------------------
         Name (Please Print First, Middle & Last Name)                    (Title of Officer Signing this Guarantee)

---------------------------------------------------------------  ------------------------------------------------------------
             Address           (Number and Street)                            (Name of Guarantor - Please Print)

---------------------------------------------------------------  ------------------------------------------------------------
                    (City, State & Zip Code)                                     (Address of Guarantor Firm)

---------------------------------------------------------------  ------------------------------------------------------------
         (Tax Identification or Social Security Number)

                                                                 ------------------------------------------------------------

                                      (7)

                          SPECIAL MAILING INSTRUCTIONS

Fill in ONLY if mailing to someone other than the undersigned or to the undersigned at an address other than that shown on the front of this card.

Mail certificates(s) and check(s) to:

             -----------------------------------------------------
                 Name (Please Print First, Middle & Last Name)

             -----------------------------------------------------
                     Address           (Number and Street)

             -----------------------------------------------------


             -----------------------------------------------------
                            (City, State & Zip Code)

             -----------------------------------------------------

--------------------------------------------------------------------------------


             INSTRUCTIONS FOR COMPLETING THE STOCK TRANSMITTAL FORM

(1) Sign, date and include your daytime telephone number in this Transmittal form in Box 1 and after completing all other applicable sections return this form and your stock certificates in the enclosed envelope.

(2) PLEASE SIGN IN BOX 2 TO CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER if you are a U.S. Taxpayer. If the Taxpayer ID or Social Security Number is incorrect or blank, write the corrected number in Box 2 and sign to certify. Please note that Mellon Investor Services may withhold 28% of your proceeds as required by the IRS if the Taxpayer ID or Social Security Number is not certified on our records. If you are a non - U.S. Taxpayer, please complete and return form W-8BEN.

(3) Your certificate number(s) and share(s) and/or the total Certificated Shares you hold are shown in Box 3.

(4) Please indicate the total number of certificated share(s) of InteliData stock you are presenting in Box 4.

(5) If you cannot produce some or all of your stock certificates, please follow the instructions provided and complete Box 5, the Affidavit of Lost, Missing or Destroyed Certificates section, on the front side of this Transmittal form.

(6) If you want your cash, Corillian stock and any payment representing shares to be issued in another name, complete the Special Transfer Instructions in Box 6. Signature(s) in Box 6 must be medallion guaranteed.

(7) Fill in Box 7 if, mailing to someone other than the undersigned or to the undersigned at an address other than that shown on the front of this card.

                     HOW TO CONTACT MELLON INVESTOR SERVICES

By Telephone - 9 a.m. to 6 p.m. New York Time, Monday through Friday, except for bank holidays:

                  From within the U.S., Canada or Puerto Rico:

                           1-800-777-3674 (Toll Free)

                             From outside the U.S.:

                            1-201-329-8660 (Collect)

                   WHERE TO FORWARD YOUR TRANSMITTAL MATERIALS

BY MAIL:                      BY OVERNIGHT COURIER:         BY HAND:
Mellon Investor Services LLC  Mellon Investor Services LLC  Mellon Investor Services LLC
Attn: Reorganization Dept.    Attn: Reorganization Dept.    Attn: Reorganization Dept.
P.O. Box XXXX                 85 Challenger Road            120 Broadway, 13th Floor
South Hackensack, NJ 07606    Mail Drop - Reorg             New York, NY 10271
                              Ridgefield Park, NJ 07660